As filed with the Securities and Exchange Commission on August 15, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 15, 2016
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On August 15, 2016, Bank of America Corporation (the “Corporation”) completed the redemption of $114,871,000 aggregate principal amount of its 6.35% Subordinated InterNotes due December 2037 (the “Notes”). As a result of this redemption, the Corporation redesignated the series of covered debt benefitting from the replacement capital covenant, executed February 16, 2007 in connection with the issuance by BAC Capital Trust XIV of its 5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities (the “Replacement Capital Covenant”). Effective as of August 15, 2016, the Notes ceased being, and the Corporation’s 4.750% Subordinated Notes due April 2045 (CUSIP No. 06051GFQ7) became, the covered debt with respect to the Replacement Capital Covenant.

The Replacement Capital Covenant is an exhibit hereto and is incorporated herein by reference.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Replacement Capital Covenant, dated as of February 16, 2007, of Bank of America Corporation, incorporated herein by reference to Exhibit 99.2 of the Corporation’s Current Report on Form 8-K filed February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: August 15, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1
Replacement Capital Covenant, dated as of February 16, 2007, of Bank of America Corporation, incorporated herein by reference to Exhibit 99.2 of the Corporation’s Current Report on Form 8-K filed February 16, 2007.

4